UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2009

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33346	20-1994619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Park East Drive

WOONSOCKET, RHODE ISLAND

02895

(Address of Principal Executive Offices) (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants.

On May 27, 2009, Summer Infant, Inc. (the “Company”), based on the decision of the Audit Committee of its Board of Directors, dismissed McGladrey & Pullen, LLP (“M&P”) as the Company’s independent registered public accounting firm and engaged Caturano and Company, P.C.  (“Caturano”) to serve as the Company’s independent registered public accounting firm for the remainder of the fiscal year ending December 31, 2009.

M&P’s reports on the Company’s financial statements for the years ended December 31, 2008 and 2007 did not contain an adverse opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2008 and 2007 and through the date of dismissal, there were no disagreements with M&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to M&P’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided M&P with a copy of the disclosures in the preceding two paragraphs and requested in writing that M&P furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures.  M&P provided a letter, dated May 27, 2009 stating its agreement with such statements, which is included as an exhibit to this Form 8-K.

During the years ended December 31, 2008 and 2007 and through the date of the Audit Committee’s decision, the Company did not consult Caturano with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable

(c)  Shell company transactions.

Not applicable.

(d)  Exhibits.

Exhibit No.	Description

16.1	Letter from McGladrey & Pullen, LLP to the Securities and Exchange Commission dated May 27, 2009 with respect to the disclosure in this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

Date: May 27, 2009

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